T:\flh\SmallCo\10f-3.9-97
For the annual period ended 9/30/97
File number 811-3084

                         SUB-ITEM 77 0

                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

I.
     1.   Name of Issuer
          Everen Securities

     2.   Date of Purchase
          10/07/96

     3.   Number of Securities Purchased
          143,000

     4.   Dollar Amount of Purchase
          $2,645,500

     5.   Price Per Unit
          $18.50

     6.    Name(s) of Underwriter(s)  or
Dealer(s)
          From whom Purchased:
          Morgan Stanley

     7.      Other   Members   of    the
Underwriting Syndicate:
              Alex,    Brown   &    Sons
Incorporated
           CS First Boston Corporation
           Goldman Sachs & Co.
           Morgan Stanley & Co.Inc
           Bear Stearns& Co. Inc.
           Lehman Brothers Inc.
           Salomon Brothers Inc.
           Smith Barney Inc.
           Dean Witter Reynolds Inc.
            Donaldson, Lufkin & Jenrette
Securities Corporation
           Cowen & Company
           Hambrecht & Quist LLC
           Lazard Freres & Co. LLC
           Schroeder Wertheim & Co. Inc.
           Dillion Reed & Co. Inc.
           A.G.  Edwards & Sons, Inc.
            Friedman, Billings, Ramsey &
Co., Inc.
           Everen Securities, Inc.
           Adams, Harkness & Hill, Inc.
           Advest, Inc.
           Robert W. Baird & Co., Inc.
           William Blair Company, LLC
           The Boston Group, LP
           J.C. Bradford & Co.
           The Chicago Corporation
             Cleary   Gull   Reiland   &
McDevitt, Inc.
           Crowell, Weedon & Co.
           Dain Bosworth Incorporated
             Deutsche  Morgan  Grenfell/
C.J. Lawrence, Inc.
                Equitable     Securities
Corporation
           Fahnestock & Co., Inc.
           Furman Selz LLC
           GS2 Securities, Inc.
           Goldman, Sachs & Co.
           Hanifen Imhoff, Inc.
           Howe Barnes Investments, Inc.
           Janney Montgomery Scott, Inc.
           Jeffries & Company, Inc.
            John G. Kinnard and Company,
Inc.
            Ladenburg, Thalmann  &  Co.,
Inc.
             Legg   Mason  Wood  Walker,
Incorporated
               McDonald    &     Company
Securities, Inc.

II.
     1.   Name of Issuer
          Titan Exploration

     2.   Date of Purchase
          12/16/96

     3.   Number of Securities Purchased
          47,800

     4.   Dollar Amount of Purchase
          $525,800

     5.   Price Per Unit
          $11.00

     6.    Name(s) of Underwriter(s)  or
Dealer(s)
          From whom Purchased:
          CS First Boston

     7.      Other   Members   of    the
Underwriting Syndicate:
          Donaldson,  Lufkin &  Jenrette
Securities Corporation
          Howard,    Weil,    Labouisse,
Friedrichs Incorporated
          J.P. Morgan Securities, Inc.
          Petrie Parkman & Co., Inc.

III.
     1.   Name of Issuer
          CTB International

     2.   Date of Purchase
          8/21/97

     3.   Number of Securities Purchased
          139,000

     4.   Dollar Amount of Purchase
          $1,946,000

     5.   Price Per Unit
          $14

     6.   Name(s) of Underwriter(s) or
Dealer(s)
          From whom Purchased:
          Donaldson, Lufkin & Jenrette
          George K. Baum & Company
          Chase Securities Inc.

     7.   Other Members of the
Underwriting Syndicate:
          Donaldson, Lufkin & Jenrette
     Securities Corporation
          George K. Baum & Company
          Chase Securities Inc.
          Alex Brown & Sons Incorporated
          Credit Suisse First Boston
          Corporation
          A.G. Edwards & Sons, Inc.
          Furman Selz LLC
          Lehman Brothers Inc.
          Merrill Lynch, Pierce, Fenner
          & Smith Incorporated
          J.P. Morgan Securities Inc.
          Oppenheimer & Co., Inc.
          PaineWebber Incorporated
          Prudential Securities
          Incorporated
          Salomon Brothers Inc.
          Smith Barney Inc.
          Robert W. Baird & Co.
          Incorporated
          Sanford C. Bernstein & Co.,
          Inc.
          Dain Bosworth Incorporated
          EVEREN Securities, Inc.
          Gabelli & Company, Inc.
          GS2 Securities, Inc.
          Natcity Investments, Inc.
          Piper Jaffray Inc.
          Roney & Co.
          Scott & Stringfellow, Inc.